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SECURITIES AND EXCHANGE
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2003

Tom Brown, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31308	95-1949781
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Seventeenth Street, Suite 1850 Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

(303) 260-5000
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name, Former Address and Former Fiscal Year, If Changed Since Last Report)

ITEM 5. OTHER EVENTS.

        Tom Brown, Inc. press release dated September 11, 2003, entitled "TOM BROWN, INC. ANNOUNCES PRICING OF PUBLIC OFFERING OF UNITS OF SENIOR SUBORDINATED NOTES."

Tom Brown, Inc. Announces Pricing of Public Offering of Units of Senior Subordinated Notes

        DENVER—September 11, 2003—Tom Brown, Inc. (NYSE:TBI) today announced that it has priced a public offering of Units of Senior Subordinated Notes due 2013 of Tom Brown, Inc. and Senior Subordinated Notes due 2013 of its subsidiary, Tom Brown Resources Funding Corp. The aggregate principal amount of notes to be issued is $225 million. The Tom Brown Resources notes will be guaranteed by Tom Brown, Inc.

        The Senior Subordinated Notes of both classes will be issued at par with a coupon rate of 7.25 percent. The Senior Subordinated Notes have a 5-year no call period, after which they are callable with a call premium of 3.625 percent in year five, declining to par in year eight.

        Tom Brown will receive net proceeds from this offering of approximately $220 million, after deducting underwriting discounts and commissions and the estimated expenses of the offering. Tom Brown intends to use the net proceeds from the offering to repay indebtedness under its senior global credit facility, which was incurred in connection with the acquisition of Matador Petroleum Corporation.

        Goldman, Sachs & Co., JPMorgan and Merrill Lynch & Co. are joint book-running managers for the offering of the Units. Copies of the prospectus supplement relating to the offering of the Units may be obtained from the offices of Goldman, Sachs & Co., 85 Broad Street, Prospectus Department, Concourse Level, New York, NY 10004; J.P. Morgan Securities Inc., Chase Distribution & Support Service, 1 Chase Manhattan Plaza, Floor 5B, New York, NY 10081 (copies can also be obtained by e-mail at: Addressing.Services@jpmchase.com), and Merrill Lynch & Co., Prospectus Department, Four World Financial Center, New York, NY 10080.

        Tom Brown, Inc. is a Denver, Colorado based independent energy company engaged in the exploration for, and the acquisition, development, production and marketing of, natural gas, natural gas liquids and crude oil in North America. The Company's common stock is traded on the NYSE under the symbol TBI.

        This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Tom Brown, Inc. or Tom Brown Resources Funding Corp., nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

        This news release includes forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on certain assumptions and analyses made by the Company in light of its experience, on general economic and business conditions and expected future developments, many of which are beyond the control of the Company. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, environmental risks, operating risks, risks related to exploration and development, the ability of the Company to meet its stated business goals and other risk factors as described in the Company's 2002 Annual Report and Form 10-K/A as filed with the Securities and Exchange Commission. As a result of those factors, the Company's actual results may differ materially from those indicated in or implied by such forward-looking statements.

Contact:	Tom Brown, Inc. Mark Burford Director of Investor Relations (303) 260-5146

# # # #

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2003	Tom Brown, Inc.
	By:	/s/ DANIEL G. BLANCHARD Daniel G. Blanchard Executive Vice President and Chief Financial Officer (Principal Financial Officer)
	By:	/s/ RICHARD L. SATRE Richard L. Satre Controller (Principal Accounting Officer)

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  ITEM 5. OTHER EVENTS.
Tom Brown, Inc. Announces Pricing of Public Offering of Units of Senior Subordinated Notes
SIGNATURE